UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2021

TIDEWATER INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

6002 Rogerdale Road, Suite 600, Houston, Texas 77072
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (713) 470-5300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TDW	New York Stock Exchange
Series A Warrants to purchase shares of common stock	TDW.WS.A	New York Stock Exchange
Series B Warrants to purchase shares of common stock	TDW.WS.B	New York Stock Exchange
Warrants to purchase shares of common stock	TDW.WS	NYSE American
Preferred stock purchase rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

8.5% Senior Notes due 2026

On November 16, 2021, Tidewater Inc. (the “Company”) completed its previously announced offering of USD $175 million aggregate principal amount of senior secured bonds in the Nordic bond market (the “2026 Notes”). The bonds were privately placed, at an issue price of 98.5%, in the United States in accordance with U.S. securities laws and sold outside the United States pursuant to Regulation S under the Securities Act of 1933. Following the closing of the offering, the Company used the net proceeds from the offering (i) to redeem its 8% Senior Secured Notes due 2022 (the “2022 Notes”), (ii) to discharge the Company’s debt under the Term Loan Facility Agreement (originally entered into on May 25, 2012 and as amended and restated from time to time, the “Troms Facility Agreement”) between Troms Offshore Supply AS and DNB Bank ASA (as agent on behalf of the finance parties referred to therein) and (iii) for general corporate purposes, including fees and expenses related to the foregoing actions.

The 2026 Notes were issued pursuant to the Bond Terms, dated as of November 15, 2021 (the “Bond Terms”), among the Company and Nordic Trustee AS, as Bond Trustee and Security Agent. An application will be made for the 2026 Notes to be listed on the Nordic ABM.  The Company has the option to issue an additional $25 million of notes under the Bond Terms if the Company can satisfy certain additional financial tests.  Repayment of the 2026 Notes is guaranteed by the wholly-owned US subsidiaries of the Company named as guarantors therein (the “Guarantors”).

The 2026 Notes are secured by (i) a mortgage over each vessel owned by a Guarantor (a “Vessel Owner”), the equipment that is a part of such vessel, and related rights to insurance on all of the foregoing, (ii) intercompany claims of the Company or a Guarantor against a Restricted Group Company (as defined below), (iii) bank accounts that contain vessel collateral proceeds or the periodic deposits to the interest reserve account, (iv) collateral assignments of the rights of each Vessel Owner under certain long term charter contracts now existing or hereafter arising, and (v) all of the equity interests of the Guarantors and 66% of the equity interests of each of GulfMark Oceans, L.P. (“GOLP”) and Tidewater Marine International, Inc. (“TMII”).  For purposes of the foregoing, “Restricted Group Company” means the Company, the Guarantors, GOLP, TMII and their subsidiaries.

The 2026 Notes will mature on November 16, 2026. Interest on the 2026 Notes will accrue at a rate of 8.5% per annum payable semi-annually in arrears on each May 16 and November 16 of each year in cash, beginning May 16, 2022. Each month, the Company will deposit into a debt service reserve bank account (the “DSRA”) an amount equal to one-sixth its next interest payment obligation. The Company has pledged such bank account to secure payment of the 2026 Notes. Prepayment of the 2026 Notes prior to May 2024 requires the payment of make-whole amounts, and prepayments after that date are subject to prepayment premiums that decline over time.

The 2026 Notes contain two financial covenants: (i) a minimum free liquidity test equal to the greater of $20 million and 10% of net interest bearing debt, and (ii) a minimum equity ratio of 30%, in each case for the Company and its consolidated subsidiaries. The Bond Terms also contain certain equity cure rights with respect to such financial covenants. The ability of the Company to issue an additional $25 million of notes under the Bond Terms is subject to compliance with a minimum vessel loan to value ratio and a maximum net leverage ratio. The ability of the Company to make certain distributions to its stockholders is subject to certain limits, including in some circumstances a minimum liquidity test and a maximum net leverage ratio. The 2026 notes are also subject to (i) customary vessel management and insurance covenants in the vessel mortgages, and (ii) negative covenants as set forth in the Bond Terms and in the Guarantee Agreement (the “Guarantee Agreement”) between the Company, Nordic Trustee AS as Security Agent and the Guarantors. The Bond Terms contains certain customary events of default, including, among other things: (i) default in the payment of any amount when due; (ii) default in the performance or breach of any other covenant in the Bond Terms, which default continues uncured for a period of 20 business days after (1) the Company’s receipt of written notice from the Trustee or (2) the Company’s actual knowledge of such event; and (iii) certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Company.

The 2026 Notes and the guarantees by the Guarantors will be secured by the Collateral (as defined in the Bond Terms) pursuant to the terms of the Bond Terms and the related security documents. The Trustee’s liens upon the Collateral and the right of the holders of the 2026 Notes to the benefits and proceeds of the Trustee’s liens on the Collateral will terminate and be discharged: (i) upon satisfaction and discharge of the Bond Terms in accordance with the terms thereof; (ii) upon payment in full and discharge of all of the 2026 Notes outstanding under the Bond Terms and all other obligations under the Bond Terms that are outstanding, due and payable under the Bond Terms at the time the 2026 Notes are paid in full and discharged; (iii) as to any Collateral of the Company or the Guarantors that is sold, transferred or otherwise disposed of by the Company or the Guarantors in a transaction or other circumstance that complies with the terms of the Bond Terms, at the time of such sale, transfer or other disposition; or (iv) with respect to the assets of the Guarantors, at the time that the Guarantors are released from their guarantees in accordance with the Bond Terms.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Bond Terms, the Credit Facility Agreement (as defined below), the Intercreditor Agreement (as defined below) and the Guarantee Agreement, copies of which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K, and such documents are incorporated herein by reference.

Credit Facility Agreement

On November 16, 2021, the Company entered into a Credit Facility Agreement (the “Credit Facility Agreement”) with DNB Bank ASA, New York Branch, as Facility Agent, Nordic Trustee AS, as Security Trustee, and certain other institutions.

The Credit Facility Agreement matures on November 16, 2026 and provides a $25 million super senior revolving credit facility for general working capital purposes of the Company and its subsidiaries.  Loans under the Credit Facility Agreement are subject to simultaneous net clean down (net of freely available cash and cash equivalents of the Company and the guarantors), for three consecutive business days in every 12 month rolling period.  All amounts owed under the Credit Facility Agreement are secured by the same collateral as secures the 2026 Notes other than the DSRA, and such collateral is to be shared in accordance with the priorities established in the Intercreditor Agreement among the Facility Agent, the Company, certain subsidiaries thereof, Nordic Trustee AS and certain other parties (the “Intercreditor Agreement”).

Loans under Credit Facility Agreement will bear interest, at the Company’s option, either at LIBOR, or at a rate based on the prime rate published in the Wall Street Journal, plus 4% in either case. LIBOR is subject to customary provisions for replacement by the secured overnight financing rate as published by the Federal Reserve Bank of New York.

The Credit Facility Agreement includes covenants and events of default that are substantially the same as those provided in the Bond Terms, but with some modifications to reflect customary US banking practices for credit facilities of this type, including covenants that limit liens, indebtedness, fundamental changes, dispositions, distributions, third party credit support, and transactions with affiliates. The Credit Facility Agreement also contains the same financial covenants as are found in the Bond Terms: (i) a minimum free liquidity test equal to the greater of $20 million and 10% of net interest bearing debt, and (ii) a minimum equity ratio of 30%, in each case for the Company and its consolidated subsidiaries. The Credit Facility Agreement contains certain equity cure rights with respect to such financial covenants. The Credit Facility Agreement contains mandatory prepayment obligations in the event that (i) the aggregate fair market value of the vessel collateral is less than $75 million, or (ii) aggregate nominal amount of the outstanding Bonds is less than $75 million.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Bond Terms, the Credit Facility Agreement, the Intercreditor Agreement and the Guarantee Agreement, copies of which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K, and such documents are incorporated herein by reference.

At-the-Market Offering

On November 16, 2021, the Company entered into an ATM Sales Agreement (the “Agreement”) with Virtu Americas LLC and DNB Markets, Inc. (each, an “Agent” and, collectively, the “Agents”) pursuant to which the Company may offer and sell shares of the Company’s common stock, par value $0.001 per share (the “Shares”), having an aggregate offering price of up to $30,000,000 from time to time through the Agents acting as sales agent or directly to either Agent acting as principal.

The offer and sale of the Shares to be sold pursuant to the Agreement have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-234686), as amended by Post-Effective Amendment No. 1 filed with the Securities and Exchange Commission (the “Commission”) on July 13, 2021 (as amended, the “Registration Statement”), which was declared effective by the Commission on July 20, 2021, including the prospectus contained therein, as supplemented by the prospectus supplement dated November 17, 2021. Sales, if any, of the Shares pursuant to the Agreement will be made in “at the market offerings” as defined in Rule 415 promulgated under the Securities Act, including, without limitation, sales made directly on or through The New York Stock Exchange or on any other existing trading market for the Shares or to or through a market maker or any other method permitted by law.

The Company intends to use the net proceeds from this offering, after deducting the Agents’ commissions and the Company’s offering expenses, for general corporate purposes, which may include repayment or refinancing of indebtedness, working capital, capital expenditures, investments, acquisitions and other business opportunities.

The Company has engaged England Securities, LLC (“England”) as Independent Financial Advisor with respect to this offering. While serving as Independent Financial Advisor, England will not participate in the sale of the Company’s common stock. England has joined the Agreement for the limited purposes set forth therein.

The Agreement contains customary representations, warranties and covenants of the Company, customary indemnification and contribution obligations of the Company and the Agents, including for certain liabilities under the Securities Act, other obligations of the parties and termination provisions. Under the terms of the Agreement, the Company will pay the Agents a commission up to 3.0% of the gross proceeds from each sale of the Shares. In addition, the Company has agreed to pay certain expenses incurred by the Agents in connection with entering into the Agreement and the offering. The Agreement will terminate upon the earlier of (i) such date that the aggregate gross sales proceeds of Shares sold pursuant to the Agreement equal the total dollar amount listed in the Agreement or (ii) the termination of the Agreement by the Company or an Agent in accordance with the terms of the Agreement.

The Company has no obligation to sell any of the Shares under the Agreement and may at any time suspend the offering of its Shares upon notice and subject to other conditions.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, the form of which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and such document is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 1.02         Termination of a Material Definitive Agreement.

The information set forth under Item 8.01 below is incorporated into this Item 1.02 by reference.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01         Other Events.

Redemption and Closing of Senior Note Offering

On October 15, 2021, the Company notified the Trustee for the 2022 Notes of the Company’s election to redeem 100% of the aggregate principal amount of the 2022 Notes outstanding plus a “make-whole” premium calculated in accordance with the indenture governing the 2022 Notes and accrued and unpaid interest thereon (the “Redemption”), and instructed the Trustee to provide notice of such full redemption to the holders of the 2022 Notes in accordance with the terms of the indenture governing the 2022 Notes. The Redemption was effectively completed on November 16, 2021.

On November 16, 2021, the Company discharged its debt under the Troms Facility Agreement, including the release of the guarantees and collateral security granted thereunder.

On November 16, 2021, the Company issued a press release announcing the closing of its previously announced offering of the 2026 Notes in connection with the Redemption. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Company notes that certain statements set forth in this Current Report on Form 8-K provide contain certain forward-looking statements which reflect our current view with respect to future events and future financial performance. Forward-looking statements are all statements other than statements of historical fact. All such forward-looking statements are subject to risks and uncertainties, many of which are beyond the control of the Company, and our future results of operations could differ materially from our historical results or current expectations reflected by such forward-looking statements. These risks and uncertainties include, without limitation: the risks related to fluctuations in worldwide energy demand and oil and natural gas prices, and continuing depressed levels of oil and natural gas prices without a clear indication of if, or when, prices will recover to a level to support renewed offshore exploration activities; fleet additions by competitors and industry overcapacity; our limited capital resources available to replenish our asset base as needed, including through acquisitions or vessel construction, and to fund our capital expenditure needs; uncertainty of global financial market conditions and potential constraints in accessing capital or credit if and when needed with favorable terms, if at all; changes in decisions and capital spending by customers in the energy industry and the industry expectations for offshore exploration, field development and production; consolidation of our customer base; loss of a major customer; changing customer demands for vessel specifications, which may make some of our older vessels technologically obsolete for certain customer projects or in certain markets; rapid technological changes; delays and other problems associated with vessel maintenance; the continued availability of qualified personnel and our ability to attract and retain them; the operating risks normally incident to our lines of business, including the potential impact of liquidated counterparties; our ability to comply with covenants in our indentures and other debt instruments; acts of terrorism and piracy; the impact of regional or global public health crises or pandemics; the impact of potential information technology, cybersecurity or data security breaches; integration of acquired businesses and entry into new lines of business; disagreements with our joint venture partners; natural disasters or significant weather conditions; unsettled political conditions, war, civil unrest and governmental actions, such as expropriation or enforcement of customs or other laws that are not well developed or consistently enforced; the risks associated with our international operations, including local content, local currency or similar requirements especially in higher political risk countries where we operate; interest rate and foreign currency fluctuations; labor changes proposed by international conventions; increased regulatory burdens and oversight; changes in laws governing the taxation of foreign source income; retention of skilled workers; enforcement of laws related to the environment, labor and foreign corrupt practices; the potential liability for remedial actions or assessments under existing or future environmental regulations or litigation; the effects of asserted and unasserted claims and the extent of available insurance coverage; and the resolution of pending legal proceedings.

Item 9.01.         Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number                  Description

1.1	ATM Sales Agreement, dated as of November 16, 2021, among Tidewater Inc., Virtu Americas LLC, DNB Markets, Inc. and, for the limited purposes set forth therein, England Securities, LLC.

4.1	Bond Terms, dated as of November 15, 2021, among Tidewater Inc. and Nordic Trustee AS, as Bond Trustee and Security Agent.

4.2
Credit Facility Agreement, dated as of November 16, 2021, among Tidewater Inc., DNB Bank ASA, New York Branch, as Facility Agent, Nordic Trustee AS, as Security Trustee, DNB Markets, Inc., as Bookrunner and Mandated Lead Arranger, and the lenders party thereto.

4.3
Intercreditor Agreement, dated as of November 16, 2021, among Tidewater Inc., certain subsidiaries thereof, DNB Bank ASA, New York Branch, as Facility Agent, Nordic Trustee AS, as Security Trustee, and certain other institutions.

4.4	Guarantee Agreement, dated as of November 16, 2021, among Tidewater Inc., Nordic Trustee AS as Security Agent, and the original guarantors named therein.

5.1	Opinion of Norton Rose Fulbright US LLP.

23.1	Consent of Norton Rose Fulbright US LLP (contained in Exhibit 5.1).

99.1	Press Release dated November 16, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2021

TIDEWATER INC.

By:         /s/ Daniel A. Hudson
Daniel A. Hudson
Executive Vice President, General Counsel and Secretary